AMENDMENT NO. 5 TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 12, 2010, is among Plains Exploration & Production Company, a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower party to this amendment, the several banks and other financial institutions signatories hereto (the “Lenders”), and JPMorgan Chase Bank, N.A., a national banking association, as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS

A.           The Borrower, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of November 6, 2007 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”).

B.           The Borrower has requested that the Credit Agreement be amended as set forth herein and the Lenders are willing to do so subject to the terms and conditions set forth herein and provided that the Borrower and the Guarantors (as defined in the Credit Agreement) ratify and confirm all of their obligations under the Credit Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this amendment, the Borrower and the Lenders agree as follows:

1. Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Credit Agreement.

2. Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions before the definition of “Applicable Margin”:

“Amendment No. 5” means Amendment No. 5 dated as of April 12, 2010, among the Borrower, the Guarantors, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 5 Effective Date” means the "Amendment Effective Date" as defined in Amendment No. 5.

(b) Section 2.07(a) of the Credit Agreement is hereby amended to read as follows:

(a)           Initial Borrowing Base.  For the period from and including the Amendment No. 5 Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $1,300,000,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time, whether before or after such Redetermination Date, pursuant to Section 8.12(c), Section 9.02(a)(ix) or Section 9.12(d).

(c) Section 9.06(g) is hereby amended to read as follows:

(g)           Investments (i) made by the Borrower in or to the Guarantors, (ii) made by any Subsidiary in or to the Borrower or any Guarantor, (iii) made by the Borrower or any Excluded Subsidiary in or to the Excluded Subsidiaries and (iv) made by the Borrower or any Restricted Subsidiary in or to Unrestricted Subsidiaries, Nuevo Energy Company and Sepulveda Oil and Gas Company and all other Restricted Subsidiaries which are not Guarantors (other than the Excluded Subsidiaries); provided that, with respect to any Investment described in clause (iv), (A) the aggregate amount at any one time of all such Investments (valued as of the date of such Investment) made after the Amendment No. 5 Effective Date shall not exceed $250,000,000, (B) no Default or Event of Default has occurred and is continuing at the time such Investment is made or would result from the making of such Investment, and (C) the Borrower’s Minimum Liquidity after giving effect to such Investment is not less than $115,000,000.

(d) Section 9.06(h) is hereby amended to read as follows:

(h)           Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Borrower or a Restricted Subsidiary with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) such venture interests acquired and capital contributions made after the Amendment No. 5 Effective Date (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $150,000,000.

3. Conditions to Effectiveness.  This amendment will become effective on the date on which the following conditions have been satisfied or waived (the “Amendment Effective Date”):

(a) The Administrative Agent has received this amendment, executed and delivered by the Borrower, the Guarantors, the Administrative Agent and the Required Lenders; and

(b) The representations and warranties of the Borrower in Section 4 hereof are true and correct.

4. Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and each of the Lenders as follows:

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(a) This amendment has been duly authorized by all necessary corporate action and constitutes the binding obligation of the Borrower and the Guarantors.

(b) Each of the representations and warranties made by the Borrower and the Guarantors in or pursuant to the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof, as if made (after giving effect to this amendment) on and as of such date, except for any representations and warranties made as of a specified date, which were true and correct in all material respects as of such specified date.

(c) After giving effect to this amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

(d) Since the date of the most recent audited financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 8.01(a) of the Credit Agreement, there has been no material adverse change in the business, operations, Property or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, excluding the effect of events, developments and circumstances affecting the oil and gas exploration and production industry generally.

5. Continuing Effect of the Credit Agreement.  This amendment does not constitute a waiver of any provision of the Credit Agreement and is not to be construed as a consent to any action on the part of the Borrower that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents except as expressly stated herein.  The Borrower hereby confirms and ratifies the Credit Agreement as amended hereby and each of the other Loan Documents to which it is a party and acknowledges and agrees that the same continue in full force and effect as amended hereby (as applicable).

6. Guarantor Acknowledgement.  As an additional inducement to and in consideration of the Lenders’ acceptance of this amendment, each of the Guarantors hereby acknowledges the execution of the foregoing amendment by the Borrower and agrees that this acknowledgement is not required under the terms of the Guaranty and that the execution hereof by the Guarantors will not be construed to require the Lenders to obtain their acknowledgement or consent to any future amendment, modification or waiver of any term of the Credit Agreement except as otherwise provided in the Guaranty.  Each of the Guarantors hereby agrees that the Guaranty shall apply to all indebtedness, obligations and liabilities of the Borrower and the Guarantors to the Lenders under the Credit Agreement as amended by this Amendment.  Each Guarantor further acknowledges and agrees that the Guaranty shall be and remain in full force and effect.

7. Reference to the Credit Agreement.  Upon the effectiveness of this amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein” or words of like import refer to the Credit Agreement, as amended and affected hereby.

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8. Counterparts.  This amendment may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original, facsimile or other electronic (e.g., “.pdf”) form and all of such counterparts taken together constitute one instrument.

9. References.  The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this amendment refer to this amendment as a whole and not to any particular article, section or provision of this amendment.  References in this amendment to a section number are to such sections of the Credit Agreement unless otherwise specified.

10. Headings Descriptive.  The headings of the several sections of this amendment are inserted for convenience only and do not in any way affect the meaning or construction of any provision of this amendment.

11. Governing Law.  This amendment is governed by and will be construed in accordance with the law of the State of New York.

12. Payment of Expenses.  The Borrower shall pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

13. Final Agreement of the Parties.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties are signing this amendment as of the date first above written.

PLAINS EXPLORATION & PRODUCTION COMPANY

By: /s/ Winston M. Talbert
Name: Winston M. Talbert
Title: Executive Vice President and Chief
Financial Officer

Signature Page to Amendment No. 5

ARGUELLO INC.
LATIGO PETROLEUM, INC.
PLAINS ACQUISITION
  CORPORATION
PLAINS RESOURCES INC.
POGO PARTNERS, INC.
POGO PRODUCING COMPANY LLC
PXP AIRCRAFT LLC
PXP GULF COAST LLC
PXP LOUISIANA L.L.C.
    PXP LOUISIANA OPERATIONS LLC

By: /s/ Winston M. Talbert
Name: Winston M. Talbert
Title: Vice President and Treasurer
Financial Officer

Signature Page to Amendment No. 5

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By: /s/ Michael A. Kamauf
Name: Michael A. Kamauf
Title: Vice President

Signature Page to Amendment No. 5

BANK OF AMERICA, N.A.

By: /s/ Ron McKaig
Name: Ron McKaig
Title: Senior Vice President

Signature Page to Amendment No. 5

BANK OF MONTREAL

By: /s/ James V. Ducote
Name: James V. Ducote
Title: Director

Signature Page to Amendment No. 5

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Paul A. Squires
Name: Paul A. Squires
Title: Vice President

Signature Page to Amendment No. 5

TORONTO DOMINION (TEXAS) LLC

By: /s/ Debbi L. Brito
Name: Debbi L. Brito
Title: Authorized Signatory

Signature Page to Amendment No. 5

THE BANK OF NOVA SCOTIA

By: /s/ David G. Mills
Name: David G. Mills
Title: Managing Director

Signature Page to Amendment No. 5

BANK OF SCOTLAND, NEW YORK BRANCH

By: /s/ Julia R. Franklin
Name: Julia R. Franklin
Title: Assistant Vice President

Signature Page to Amendment No. 5

THE ROYAL BANK OF SCOTLAND PLC

By: /s/ Lucy Walker
Name: Lucy Walker
Title: Vice President

Signature Page to Amendment No. 5

BNP PARIBAS

By: /s/ Brian M. Malone
Name: Brian M. Malone
Title: Managing Director

By: /s/ Greg Smothers
Name: Greg Smothers
Title: Director

Signature Page to Amendment No. 5

BARCLAYS BANK PLC

By: /s/ Sam Yoo
Name: Sam Yoo
Title: Assistant Vice President

Signature Page to Amendment No. 5

FORTIS CAPITAL CORP.

By: /s/ Betsey Jocher
Name: Betsy Jocher
Title: Director

By: /s/ Greg Smothers
Name: Greg Smothers
Title: Director

Signature Page to Amendment No. 5

ING CAPITAL LLC

By: /s/ Juli Bieser
Name: Juli Bieser
Title: Director

Signature Page to Amendment No. 5

CITICORP NORTH AMERICA, INC.

By: /s/ Todd J. Mogil
Name: Todd J. Mogil
Title: Vice President

Signature Page to Amendment No. 5

COMERICA BANK

By: /s/ Greg Smith
Name: Greg Smith
Title: Senior Vice President

UNION BANK, N.A.

By: /s/ Timothy Brendel
Name: Timothy Brendel
Title: Vice President

Signature Page to Amendment No. 5

CAPITAL ONE, N.A.

By: /s/ Paul D. Hein
Name: Paul D. Hein
Title: Vice President

Signature Page to Amendment No. 5

COMPASS BANK

By: /s/ Kathleen J. Bowen
Name: Kathleen J. Bowen
Title: Senior Vice President

Signature Page to Amendment No. 5

UBS LOAN FINANCE LLC

By: /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By: /s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

Signature Page to Amendment No. 5

GOLDMAN SACHS CREDIT PARTNERS L.P.

By: /s/ Andrew Caditz
Name: Andrew Caditz
Title: Authorized Signatory

Signature Page to Amendment No. 5

MORGAN STANLEY BANK, N.A.

By: /s/ Ryan Vetsch
Name: Ryan Vetsch
Title: Authorized Signatory

Signature Page to Amendment No. 5

STERLING BANK

By: /s/ Parul June
Name: Parul June
Title: Banking Officer

Signature Page to Amendment No. 5